EXHIBIT 4.2


     NUMBER                                                        SHARES
F                                  [LOGO]



                         FTI CONSULTING, INC.                  CUSIP 302941 10 9
         Incorporated under the laws of the state of Maryland

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT






is the owner of

  FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

                              FTI CONSULTING, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and the By-Laws of the Corporation, as amended, (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof ?????. This Certificate is not valid unless countersigned and ??????? by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the fascimile signatures of its duly authorized officers.

Dated:

     /s/                      FTI CONSULTING, INC.           /s/
                                    CORPORATE
                                      SEAL
                                      1998
                                    MARYLAND
                                       *